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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2002, except for Note 3, which is as of February 28, 2002, relating to the financial statements and financial statement schedules of Ambassadors International, Inc., which appears in Ambassadors International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Portland, Oregon
April 1, 2003